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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Starbucks Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Seattle, Washington
December 16, 2005
Dear Shareholders:
      You are cordially invited to attend the Starbucks Corporation Annual Meeting of Shareholders on Wednesday, February 8, 2006, at 10 a.m. (Pacific Time). The meeting will be held at Marion Oliver McCaw Hall at the Seattle Center, located on Mercer Street, between Third and Fourth Avenues, in Seattle, Washington. Directions to McCaw Hall and transportation information appear on the back cover of this notice of annual meeting and proxy statement. Enclosed with the proxy statement are two admission tickets for the Annual Meeting. Each attendee must present an admission ticket enclosed with this proxy statement.
      The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement. At the meeting, we will also report on Starbucks Corporation’s operations and respond to any questions you may have.
      As always, we anticipate a large number of attendees at our Annual Meeting of Shareholders. We have taken several steps to accommodate as many people as possible, including providing additional seating in the main hall and overflow seating in the Exhibition Hall next door to view a live video feed.
      While we will make every effort to accommodate all attendees, we cannot guarantee seating availability. We strongly recommend that shareholders arrive at McCaw Hall at least one hour prior to the event. Doors will open at 8 a.m. the day of the event. Please bring one of the enclosed tickets for each attendee.
      YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
Very truly yours,

Howard Schultz chairman	James L. Donald president and chief executive officer

STARBUCKS CORPORATION
2401 Utah Avenue South
Seattle, Washington 98134
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
February 8, 2006
      The Annual Meeting of Shareholders of Starbucks Corporation (the “Company”) will be held at Marion Oliver McCaw Hall at the Seattle Center, located on Mercer Street, between Third and Fourth Avenues, in Seattle, Washington, on Wednesday, February 8, 2006, at 10 a.m. (Pacific Time) for the following purposes:

1.	To elect four Class 1 directors to serve until the 2009 Annual Meeting of Shareholders (or until the 2007 Annual Meeting of Shareholders if shareholders approve Proposal 3 below) and two Class 2 directors to serve until the 2007 Annual Meeting of Shareholders;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2006; and

3.	To approve a management proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors and establish annual elections, whereby all directors would stand for re-election annually.
      Only shareholders of record at the close of business on December 1, 2005 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.
      The Company’s proxy statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report to Shareholders for the fiscal year ended October 2, 2005.

By Order of the Board of Directors,

Paula E. Boggs
secretary
Seattle, Washington
December 16, 2005
YOUR VOTE IS IMPORTANT
      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

Page

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K	33
APPENDIX A — PROPOSED AMENDMENTS TO ARTICLE 5, SECTION 5.2 OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED	A-1
Transportation Information for the Starbucks Corporation Annual Meeting of Shareholders at Marion Oliver McCaw Hall	See outside back cover

STARBUCKS CORPORATION
2401 Utah Avenue South
Seattle, Washington 98134
PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS
       This proxy statement is furnished by and on behalf of the board of directors (the “Board of Directors” or “Board”) of Starbucks Corporation, a Washington corporation (“Starbucks” or the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 10 a.m. (Pacific Time) on Wednesday, February 8, 2006 (the “Annual Meeting”), at Marion Oliver McCaw Hall (“McCaw Hall”) at the Seattle Center, located on Mercer Street, between Third and Fourth Avenues, in Seattle, Washington, and at any adjournment thereof. Directions to McCaw Hall and a map are provided on the back cover of this proxy statement. This proxy statement and the enclosed proxy card will be first mailed on or about January 3, 2006 to the Company’s shareholders of record on December 1, 2005 (the “Record Date”).
      A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to the secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the secretary of the Company prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company represented thereby will be voted: (1) FOR the election of the six director candidates nominated by the Board of Directors; (2) FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2006 (“fiscal 2006”); (3) FOR the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors and establish annual elections; and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
      The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Under Washington law, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast for any other nominee for that position. If a quorum is present, approval of the proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors and establish annual elections requires the affirmative vote of a majority of the shares entitled to vote. If a quorum is present, approval of the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006 and all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions. Abstentions and broker non-votes will have the same effect as votes against the proposal to declassify the Board of Directors and establish annual elections, because approval of that proposal requires the affirmative vote of a majority of the shares entitled to vote. Abstentions and broker non-votes will have no effect on the election of nominees for director, the proposal to ratify the selection of Deloitte & Touche LLP or other proposals. Proxies and ballots will be received and tabulated by Mellon Investor Services LLC, the Company’s transfer agent and the inspector of elections for the Annual Meeting.

      The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.
      At the close of business on December 14, 2005, there were 764,103,540 shares of Common Stock outstanding and there were no outstanding shares of any other class of stock. Holders of shares of Common Stock are entitled to cast one vote per share on all matters.
PROPOSAL 1 — ELECTION OF DIRECTORS
      In accordance with the Company’s Amended and Restated Bylaws, by resolution the Board of Directors has set the size of the Board at twelve members. The Amended and Restated Articles of Incorporation of the Company currently provide that the Board of Directors shall be divided into three groups, with such groups to be as equal in number as possible. Upon the expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified.
      The terms of the current Class 1 directors, Messrs. Behar, Shennan, Ullman and Weatherup, expire upon the election and qualification of the Class 1 directors to be elected at the Annual Meeting. Although the terms of Messrs. Donald and Teruel as Class 2 directors ordinarily would not have expired until the 2007 Annual Meeting of Shareholders, because they were elected by the Board following the 2005 Annual Meeting of Shareholders to fill vacancies on the Board, under Washington law, their terms also expire at the Annual Meeting. The Board of Directors has nominated Messrs. Behar, Shennan, Ullman and Weatherup for reelection to the Board of Directors as Class 1 directors at the Annual Meeting, to serve until the 2009 Annual Meeting of Shareholders, and Messrs. Donald and Teruel for election to the Board of Directors as Class 2 directors, to serve until the 2007 Annual Meeting of Shareholders, and until their respective successors have been elected and qualified. The terms of the other Class 2 directors expire at the 2007 Annual Meeting of Shareholders and the terms of all of the Class 3 directors expire at the 2008 Annual Meeting of Shareholders.
      If shareholders approve management’s Proposal 3 to amend the Amended and Restated Articles of Incorporation of the Company to declassify the Board, whereby all directors would stand for re-election annually beginning at the 2007 Annual Meeting of Shareholders, all directors will be elected to one-year terms and stand for re-election each year thereafter.
      Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Behar, Shennan, Ullman, Weatherup, Donald and Teruel to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.
      Set forth below is certain information furnished to the Company by the director nominees and by each of the directors whose terms will continue following the Annual Meeting. There are no family relationships among any directors or executive officers of the Company. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of the Company.
Nominees for Class 1 Directors Whose Terms Will Expire at the 2009 Annual Meeting
      HOWARD P. BEHAR, 61, has been a director of the Company since January 1996. Mr. Behar came out of retirement to serve as the Company’s president, North America from September 2001 through December 2002. He continues to be employed by the Company in an advisory capacity. Prior to serving in that capacity,

Mr. Behar served as president of Starbucks Coffee International, Inc. from June 1994 until his retirement in late 1999. From February 1993 to June 1994, Mr. Behar served as the Company’s executive vice president, Sales and Operations. From February 1991 to February 1993, Mr. Behar served as the Company’s senior vice president, Retail Operations and from August 1989 to January 1991, he served as the Company’s vice president, Retail Stores. Mr. Behar also serves on the board of directors of The Gap, Inc. and Shurgard Storage Centers, Inc.
      JAMES G. SHENNAN, JR., 64, has been a director of the Company since March 1990. Mr. Shennan served as a general partner of Trinity Ventures, a venture capital organization, from September 1989 to July 2005, when he became general partner emeritus. Prior to joining Trinity Ventures, he served as the chief executive of Addison Consultants, Inc., an international marketing services firm, and two of its predecessor companies. Mr. Shennan also serves on the board of directors of P.F. Chang’s China Bistro, Inc.
      MYRON E. ULLMAN, III, 59, has been a director since January 2003. Mr. Ullman has served as the chairman of the board of directors and chief executive officer of J.C. Penney Company, Inc. since December 2004. Mr. Ullman served as directeur general, group managing director of LVMH Möet Hennessy Louis Vuitton, a luxury goods manufacturer and retailer, from July 1999 to January 2002. From January 1995 to June 1999, Mr. Ullman served as chairman and chief executive officer of DFS Group Limited, a retailer of luxury branded merchandise. From 1992 to 1995, Mr. Ullman served as chairman and chief executive officer of R.H. Macy & Co., Inc. Mr. Ullman also serves on the board of directors of Polo Ralph Lauren Corporation.
      CRAIG E. WEATHERUP, 60, has been a director of the Company since February 1999. Mr. Weatherup worked with PepsiCo, Inc. for 24 years and served as chief executive officer of its worldwide Pepsi-Cola business and President of PepsiCo, Inc. Mr. Weatherup also led the initial public offering of The Pepsi Bottling Group, Inc., where he served as chairman and chief executive officer from March 1999 to January 2003. Mr. Weatherup also serves on the board of directors of Federated Department Stores, Inc.
Nominees for Class 2 Directors Whose Terms Will Expire at the 2007 Annual Meeting
      JAMES L. DONALD, 51, has been president and chief executive officer and a director of the Company since April 2005. From October 2004 to April 2005, Mr. Donald served as the Company’s ceo designate. Prior to that, Mr. Donald served as president, North America from the time he joined the Company in October 2002. From October 1996 to October 2002, Mr. Donald served as chairman, president and chief executive officer of Pathmark Stores, Inc. and prior to that time he held a variety of senior management positions with Albertson’s, Inc., Safeway, Inc. and Wal-Mart Stores, Inc.
      JAVIER G. TERUEL, 55, has been a director of the Company since September 2005. Mr. Teruel has served as vice chairman of Colgate-Palmolive Company since July 2004. Prior to his being appointed to his current position, Mr. Teruel had most recently been Colgate-Palmolive’s executive vice president responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition. Since joining Colgate in Mexico in 1971, Mr. Teruel has served as vice president of Body Care in Global Business Development in New York, and president and general manager of Colgate-Mexico. He also has served as president of Colgate-Europe, and as chief growth officer responsible for the company’s growth functions.
Continuing Class 2 Directors Whose Terms Will Expire at the 2007 Annual Meeting
      WILLIAM W. BRADLEY, 62, has been a director of the Company since June 2003. Mr. Bradley is a managing director of Allen & Company LLC. From 2001 until 2004, he acted as chief outside advisor to McKinsey & Company’s non-profit practice. In 2000, Mr. Bradley was a candidate for the Democratic nomination for President of the United States. Mr. Bradley served as a senior advisor and vice chairman of the International Council of JP Morgan & Co., Inc. from 1997 through 1999. During that time, Mr. Bradley also worked as an essayist for CBS Evening News, a visiting professor at Stanford University, Notre Dame University and the University of Maryland. Mr. Bradley served in the U.S. Senate from 1979 until 1997, representing the State of New Jersey. Prior to serving in the U.S. Senate, Mr. Bradley was an Olympic gold medalist in 1964, and from 1967 through 1977 he played professional basketball for the New York Knicks, during which time they won two world championships. Mr. Bradley also serves on the board of directors of Willis Group Holdings Limited and Seagate Technology.
      GREGORY B. MAFFEI, 45, has been a director of the Company since February 1999. Mr. Maffei has served as CEO-elect and a member of the board of directors of Liberty Media Corp. since November 2005. Liberty Media Corp. has announced Mr. Maffei will assume the role of president and chief executive officer during the first half of 2006. From June 2005 to November 2005, Mr. Maffei served as president and chief financial officer of Oracle Corporation. Mr. Maffei was chairman and chief executive officer of 360networks Corporation, a telecommunications service provider, from 2000 to June 2005. Previously, Mr. Maffei served as the chief financial officer of Microsoft Corporation from 1997 to 2000, and as its vice president, corporate development and treasurer from 1994 to 1997. Mr. Maffei also serves on the board of directors of Electronic Arts Inc.
Continuing Class 3 Directors Whose Terms Will Expire at the 2008 Annual Meeting
      BARBARA BASS, 54, has been a director of the Company since January 1996. Since 1993, Ms. Bass has been the president of the Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass was president and chief executive officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc. Ms. Bass also serves on the board of directors of DFS Group Limited, a retailer of luxury branded merchandise, and bebe stores, inc., a retailer of contemporary sportswear and accessories.
      MELLODY HOBSON, 36, has been a director of the Company since February 2005. Ms. Hobson has served as the president and a director of Ariel Capital Management, LLC, a Chicago-based investment management firm, and a Trustee of Ariel Mutual Funds since 2000. She previously served as senior vice president and director of marketing at Ariel Capital Management, Inc. from 1994 to 2000, and as vice president of marketing at Ariel Capital Management, Inc. from 1991 to 1994. Ms. Hobson works with a variety of civic and professional institutions, including serving as a director of the Chicago Public Library as well as its foundation and as a board member of the Field Museum and the Chicago Public Education Fund. In 2004, the Wall Street Journal named her as one of its “50 Women to Watch”. Ms. Hobson also serves on the board of directors of DreamWorks Animation SKG, Inc. and The Estee Lauder Companies Inc.
      OLDEN LEE, 64, has been a director of the Company since June 2003. Mr. Lee worked with PepsiCo, Inc. for 28 years in a variety of positions, including serving as senior vice president of human resources of its Taco Bell division and senior vice president and chief personnel officer of its KFC division. Mr. Lee currently serves as principal of Lee Management Consulting.
      HOWARD SCHULTZ, 52, is the founder of the Company and the chairman of the Board. From June 2000 to February 2005, Mr. Schultz also held the title of chief global strategist. From the Company’s inception in November 1985 to June 2000, he served as chairman of the board and chief executive officer. From November 1985 to June 1994, Mr. Schultz was also the Company’s president. From January 1986 to July 1987, Mr. Schultz was the chairman of the board, chief executive officer and president of Il Giornale Coffee Company, a predecessor to the Company. From September 1982 to December 1985, Mr. Schultz was the director of retail operations and marketing for Starbucks Coffee Company, a predecessor to the Company. Mr. Schultz also serves on the board of directors of DreamWorks Animation SKG, Inc.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. BEHAR, SHENNAN, ULLMAN, WEATHERUP, DONALD AND TERUEL TO THE BOARD OF DIRECTORS.
The Company’s Director Nominations Process
      The Company’s Board of Directors has, by resolution of the Board, adopted a Director Nominations Policy (the “Nominations Policy”), which is available at www.starbucks.com/aboutus/corporate governance.asp. The purpose of the Nominations Policy is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees (the “Candidates”) are selected. The Nominations Policy is administered by the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board.

Minimum Criteria for Board Members
      Each Candidate must possess at least the following specific minimum qualifications:

•	Each Candidate shall be prepared to represent the best interests of all of the Company’s shareholders and not just one particular constituency;

•	Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field;

•	No Candidate, or family member (as defined in the Marketplace Rules of The Nasdaq Stock Market, Inc. (“Nasdaq”)), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company;

•	Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so; and

•	Each Candidate shall be willing to make, and financially capable of making, the required investment in the Company’s stock in the amount and within the timeframe specified in the Company’s Corporate Governance Principles and Practices.

Desirable Qualities and Skills
      In addition, the Nominating Committee also considers it desirable that Candidates possess the following qualities or skills:

•	Each Candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics;

•	Each Candidate should contribute positively to the existing chemistry and collaborative culture among Board members; and

•	Each Candidate should possess professional and personal experiences and expertise relevant to the Company’s goal of being one of the world’s leading consumer brands. At this stage of the Company’s development, relevant experiences might include, among other things, large company CEO experience, senior level international experience, senior level multi-unit small box retail or restaurant experience and relevant senior level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development, information technology and public relations.

Internal Process for Identifying Candidates
      The Nominating Committee has two primary methods for identifying Candidates (other than those proposed by the Company’s shareholders, as discussed below). First, on a periodic basis, the Nominating Committee solicits ideas for possible Candidates from a number of sources — members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research, including database and Internet searches.

      Second, the Nominating Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify Candidates (and to approve such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, they may be asked to identify possible Candidates who meet the minimum and desired qualifications expressed in the Nominations Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Nominating Committee and each Candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Nominating Committee.
      The Nominations Policy divides the process for Candidates proposed by shareholders into the general nomination right of all shareholders and proposals by “Qualified Shareholders” (as defined below).

General Nomination Right of All Shareholders
      Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in the Company’s Amended and Restated Bylaws. The Company has an advance notice bylaw provision. In order for the director nomination to be timely, a shareholder’s notice to the Company’s executive vice president, general counsel and secretary must be delivered to the Company’s principal executive offices not less than 120 days prior to the anniversary of the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. In the event that the Company sets an annual meeting date that is not within 30 days before or after the anniversary of the date of the immediately preceding annual shareholders meeting, notice by the shareholder must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. The procedures described in the next paragraph are meant to establish an additional means by which certain shareholders can have access to the Company’s process for identifying and evaluating Candidates, and is not meant to replace or limit shareholders’ general nomination rights in any way.

Proposals by Qualified Shareholders
      In addition to those Candidates identified through its own internal processes, in accordance with the Nominations Policy, the Nominating Committee will evaluate a Candidate proposed by any single shareholder or group of shareholders that has beneficially owned more than 5% of the Common Stock for at least one year (and will hold the required number of shares through the annual shareholders meeting) and that satisfies the notice, information and consent provisions in the Nominations Policy (a “Qualified Shareholder”). All Candidates (whether identified internally or by a Qualified Shareholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.
      In order to be considered by the Nominating Committee for an upcoming annual meeting of shareholders, a notice from a Qualified Shareholder regarding a potential Candidate must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. If the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominating Committee no later than the close of business on the tenth day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.
      Any Candidate proposed by a Qualified Shareholder must be independent of the Qualified Shareholder in all respects as determined by the Nominating Committee or by applicable law. Any Candidate submitted by a Qualified Shareholder must also meet the definition of an “independent director” under Nasdaq rules.

Evaluation of Candidates
      The Nominating Committee will consider all Candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

      If, based on the Nominating Committee’s initial evaluation, a Candidate continues to be of interest to the Nominating Committee, the Chair of the Nominating Committee will interview the Candidate and communicate the Chair’s evaluation to the other Nominating Committee members, the chairman of the Board, and the president and chief executive officer. Later reviews will be conducted by other members of the Nominating Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating Committee will meet to finalize its list of recommended Candidates for the Board’s consideration.

Timing of the Identification and Evaluation Process
      The Company’s fiscal year ends each year on the Sunday closest to September 30. The Nominating Committee usually meets in September and November to consider, among other things, Candidates to be recommended to the Board for inclusion in the Company’s recommended slate of director nominees for the next annual meeting and the Company’s proxy statement. The Board usually meets each November to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by shareholders at the annual meeting, which is typically held in February or March of the following calendar year.

Future Revisions to the Nominations Policy
      The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The Nominating Committee intends to review the Nominations Policy at least annually and anticipates that modifications will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating Committee may amend the Nominations Policy at any time, in which case the most current version will be available on the Company’s web site.
Affirmative Determinations Regarding Director Independence and Other Matters
      The Board has determined that each of the following directors is an “independent director” under Nasdaq rules:

Barbara Bass
William W. Bradley
Mellody Hobson
Olden Lee
Gregory B. Maffei
James G. Shennan, Jr.
Javier G. Teruel
Myron E. Ullman, III
Craig E. Weatherup
      In this proxy statement the directors who have been affirmatively determined by the Board to be “independent directors” under this rule are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”
      The Board of Directors has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission (“SEC”), and that all of the Independent Directors meet the outside director requirements prescribed by the Internal Revenue Service. The Board of Directors has further determined that all members of the Audit and Compliance Committee of the Board of Directors (the “Audit Committee”) — Gregory B. Maffei, Mellody Hobson, James G. Shennan, Jr., Javier G. Teruel and Craig E. Weatherup — are “audit committee financial experts” as such term is defined by SEC rules.
      With the assistance of legal counsel to the Company, the Nominating Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine

“audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the Independent Directors. On the basis of this review, the Nominating Committee delivered a report to the full Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Nominating Committee’s report and each member’s review of the information made available to the Nominating Committee.
Presiding Director; Executive Sessions of Independent Directors
      Bi-annually, at the first meeting of the Board following the annual meeting of shareholders, the Independent Directors select from their group an Independent Director to preside at all meetings of the Independent Directors. The Presiding Director is limited to two consecutive two-year terms. Mr. Shennan was selected after the 2004 Annual Meeting of Shareholders as the first Presiding Director under the current guidelines and his current term expires at the Board meeting immediately following the Annual Meeting. The Independent Directors meet in an executive session at each Board meeting.
Compensation of Directors
      Only non-employee directors are compensated for serving as directors of the Company. The Board of Directors, on recommendation from the Nominating Committee, adopted guidelines for the compensation of the Company’s non-employee directors. Under these guidelines, for each fiscal year of service non-employee directors receive a retainer of $100,000 and $100,000 in equity compensation. Non-employee directors may elect to receive the $100,000 retainer in cash or in the form of options to acquire Common Stock under the 2005 Non-Employee Director Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the “2005 NED Stock Plan”). The 2005 NED Stock Plan was adopted in February 2005 and replaced the Starbucks Corporation Amended and Restated 1989 Stock Option Plan for Non-Employee Directors (the “1989 NED Option Plan”) for purposes of future grants made after the date of adoption. Non-employee directors receive the $100,000 in equity compensation in the form of stock options. Non-employee directors receive their compensation in November of each year in accordance with their annual elections.
      Upon first joining the Board of Directors, non-employee directors are also granted a stock option to acquire 30,000 shares of Common Stock under the 2005 NED Stock Plan. These options vest in equal annual installments over a three-year period and have an exercise price equal to the fair market value of the Common Stock on the date of grant. New non-employee directors first become eligible to receive the retainer and equity compensation described above in the first full fiscal year after they join the Board of Directors. In accordance with these guidelines, during fiscal 2005 Ms. Hobson and Mr. Teruel each was granted a stock option to purchase 60,000 shares of the Common Stock (after giving effect to the two-for-one stock split on October 21, 2005) on the date of her or his election to the Board, respectively, and is first eligible to receive the annual retainer and equity compensation in fiscal 2006.
      The number of stock options granted as part of annual non-employee director compensation is determined by dividing the dollar amount of compensation to be received in the form of stock options by the fair market value of the Common Stock on a predetermined date, multiplied by three. These stock options vest one year after the date of grant and have an exercise price equal to the last quoted price of the Common Stock on the National Market Tier of Nasdaq on the grant date.
      Stock options granted to non-employee directors generally cease vesting as of the date a non-employee director no longer serves on the Board. However, unvested stock options held by non-employee directors will vest in full upon a non-employee director’s death or “retirement” (defined as leaving the Board after attaining age 55 and at least six years of Board service).
      Non-employee directors formerly had the option to defer all or a portion of their compensation in the form of deferred stock units under the Starbucks Corporation Directors Deferred Compensation Plan, as amended and restated effective September 29, 2003 (the “NED Deferral Plan”). Under the NED Deferral Plan, non-employee directors had the option of deferring all or a portion of their $100,000 retainer and $100,000 in equity compensation by electing to receive deferred stock units instead of cash and/or stock options. The number of deferred stock units credited to a director’s account under the NED Deferral Plan was determined by dividing the amount elected to be deferred by the fair market value of the Common Stock on a predetermined date. Upon ceasing to serve on the Board of Directors, non-employee directors participating in the plan receive cash or shares of Common Stock equal to the value or number of deferred stock units with which they have been credited. The Board of Directors terminated future deferrals under the NED Deferral Plan during fiscal 2005, so no further compensation may be deferred under the plan. Amounts previously deferred under the NED Deferral Plan are unaffected and deferred stock units credited to non-employee directors who had previously deferred compensation under the NED Deferral Plan remain outstanding.
      The table below sets forth, for each non-employee director, the amount of cash compensation paid and the number of stock options received for his or her service during fiscal 2005.

		Stock Options(1)

			Exercise
Non-Employee Director	Cash ($)	Number	Price ($)	Grant Date

Barbara Bass	0	21,962	27.32	11/16/04
William W. Bradley	100,000	10,982	27.32	11/16/04
Craig J. Foley(2)	100,000	10,982	27.32	11/16/04
Mellody Hobson	0	60,000	25.275	02/09/05
Olden Lee	0	21,962	27.32	11/16/04
Gregory B. Maffei	0	21,962	27.32	11/16/04
James G. Shennan, Jr.	100,000	10,982	27.32	11/16/04
Javier G. Teruel	0	60,000	23.08	09/20/05
Myron E. Ullman, III	0	21,962	27.32	11/16/04
Craig E. Weatherup	0	21,962	27.32	11/16/04

(1)	The number and exercise prices of stock options have been adjusted to reflect the Company’s two-for-one stock split on October 21, 2005.

(2)	Mr. Foley retired from the Board of Directors in February 2005.
Board Committees
      During fiscal 2005, the Board of Directors had three standing committees: the Compensation and Management Development Committee (the “Compensation Committee”), the Audit Committee and the Nominating Committee. Committee and committee chair assignments are made annually by the Board at its meeting immediately following the annual meeting of shareholders. Each of the committees has included a report in this proxy statement. The composition of each Board committee is as follows.

	Compensation and	Nominating and Corporate
Audit and Compliance	Management Development	Governance

Gregory B. Maffei (Chair)	Barbara Bass (Chair)	Craig E. Weatherup (Chair)
Mellody Hobson	William W. Bradley	Barbara Bass
James G. Shennan, Jr.	Olden Lee	William W. Bradley
Javier G. Teruel	Myron E. Ullman, III	James G. Shennan, Jr.
Craig E. Weatherup
Board and Committee Meetings
      During fiscal 2005, the Board of Directors held five meetings, the Audit Committee held nine meetings, the Compensation Committee held four meetings and the Nominating Committee held four meetings. It is the policy of the Board of Directors and each of the Board’s committees to hold an executive session without management present at each of their respective meetings. During fiscal 2005, each director attended at least 75% of all meetings of the Board of Directors and Board committees on which he or she served.

Nominating and Corporate Governance Committee Report
      During fiscal 2005, Messrs. Weatherup, Shennan and Bradley and Ms. Bass served on the Nominating and Corporate Governance Committee, with Mr. Weatherup serving as Chair. Each of the members of the Nominating and Corporate Governance Committee has been affirmatively determined by the Board of Directors to be an “independent director” as defined in Nasdaq Marketplace Rule 4200(a)(15).
      The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its shareholders on an ongoing basis. Among its specific duties, the Nominating and Corporate Governance Committee makes recommendations to the Board of Directors about the Company’s corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Director Nominations Policy, considers nominations to the Board received from shareholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, bi-annually recommends to the other Independent Directors for their selection the Independent Director who will preside at all meetings of the Independent Directors for the following two years, periodically reviews the type and amount of Board compensation for Independent Directors, makes recommendations to the full Board regarding such compensation and reviews its charter at least annually to assess whether updates or revisions are appropriate.
      Together with the Chair of the Compensation and Management Development Committee, the Chair of the Nominating and Corporate Governance Committee at the direction of the full Board annually reviews the performance of the Company’s chairman and its president and chief executive officer and meets with each such officer to share the findings of such review. The Nominating and Corporate Governance Committee also annually reports findings of fact to the Board of Directors that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence, expertise criteria and outside director status established by Nasdaq, SEC and IRS rules and applicable law.
      In fiscal 2005, the Nominating and Corporate Governance Committee identified and nominated two new Independent Directors to the Board: Mellody Hobson and Javier G. Teruel. The Nominating and Corporate Governance Committee also reviewed a variety of corporate governance issues during fiscal 2005, including but not limited to declassifying the Board, and made recommendations both to management and the full Board with respect to those issues.

Respectfully submitted,

Craig E. Weatherup (Chair)
Barbara Bass
William W. Bradley
James G. Shennan, Jr.
Audit and Compliance Committee Report
      During fiscal 2005, Craig J. Foley, Ms. Hobson, and Messrs. Maffei, Shennan, Teruel and Weatherup served on the Audit Committee. Mr. Foley retired from the Board of Directors and the Audit Committee on February 8, 2005. Ms. Hobson and Mr. Teruel were elected to the Board and appointed to the Audit Committee on February 9, 2005 and September 20, 2005, respectively. Each of Ms. Hobson and Messrs. Maffei, Shennan, Teruel and Weatherup (i) meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined in Nasdaq rules; (ii) meets Nasdaq’s financial knowledge and sophistication requirements; and (iii) has been determined by the Board of Directors to be an “audit committee financial expert” under SEC rules. The Audit

Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. The charter is available on the Company’s web site at www.starbucks.com/aboutus/corporate governance.asp. As more fully described in its charter, the Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes, including the quarterly review and the annual audit of the Company’s consolidated financial statements by Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2005 with management and the Company’s independent registered public accounting firm and discussed those matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, with the Company’s independent registered public accounting firm. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Statement No. 1 (Independence Discussions with Audit Committee) from Deloitte, and discussed that firm’s independence with representatives of the firm.
      Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management, the internal audit function and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended October 2, 2005 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Gregory B. Maffei (Chair)
Mellody Hobson
James G. Shennan, Jr.
Javier G. Teruel
Craig E. Weatherup
Compensation Committee Interlocks and Insider Participation
      During fiscal 2005, Ms. Bass and Messrs. Bradley, Lee and Ullman served on the Compensation Committee. No member of the Compensation Committee was at any time during fiscal 2005 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2005.

Corporate Governance
      The following materials related to the Company’s corporate governance are available publicly on the Company’s web site at www.starbucks.com/aboutus/corporate governance.asp.

•	Corporate Governance Principles and Practices
•	Amended and Restated Articles of Incorporation, as amended
•	Amended and Restated Bylaws
•	Audit and Compliance Committee Charter
•	Compensation and Management Development Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Director Nominations Policy
•	Standards of Business Conduct (applicable to directors, officers and employees)
•	Code of Ethics for CEO and Senior Finance Leaders
•	Procedure for Communicating Complaints or Concerns
•	Audit and Compliance Committee Policy for Pre-Approval of Independent Auditor Services
      Copies may also be obtained, free of charge, by writing to: executive vice president, general counsel and secretary, Starbucks Corporation, 2401 Utah Avenue South, S-LA1, Seattle, Washington, 98134. Please specify which document you would like to receive.
      The Procedure for Communicating Complaints or Concerns (the “Complaints or Concerns Procedure”) describes the manner in which interested persons can send communications to the Board, the committees of the Board and to individual directors and describes the Company’s process for determining which communications will be relayed to Board members. The Complaints or Concerns Procedure provides that interested persons may telephone their complaints or concerns by calling the Starbucks Auditline at 1-800-300-3205 or sending written communications to the Board, committees of the Board and individual directors by mailing those communications to our third party service provider for receiving these communications at:
Starbucks Corporation
[Addressee]
P.O. Box 34507
Seattle, WA 98124

*	Audit and Compliance Committee of the Board of Directors
Compensation and Management Development Committee of the Board of Directors
Nominating and Corporate Governance Committee of the Board of Directors
Name of individual director
      The Corporate Governance Principles and Practices require each Board member to attend the Company’s annual meeting of shareholders except for absences due to causes beyond the reasonable control of the director. There were 11 directors at the time of the 2005 Annual Meeting of Shareholders and all 11 attended the meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK
      As of November 1, 2005, there were no persons known by management of the Company to own beneficially more than 5% of the outstanding Common Stock. The following table sets forth information concerning the beneficial ownership of Common Stock of (i) the directors of the Company, (ii) the Named Executive Officers listed in the Summary Compensation Table on page 21 of this proxy statement and (iii) all current directors and executive officers of the Company as a group. Such information is provided as of November 1, 2005. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class(1)

Howard Schultz	32,224,308	(2)	4.1%
James L. Donald	1,350,000	(3)	*
Barbara Bass	723,070	(4)	*
Howard P. Behar	909,166	(5)	*
William W. Bradley	57,548	(6)	*
Mellody Hobson	0		*
Olden Lee	120,280	(7)	*
Gregory B. Maffei	455,070	(8)	*
James G. Shennan, Jr.	937,540	(9)	*
Javier G. Teruel	0		*
Myron E. Ullman, III	141,358	(10)	*
Craig E. Weatherup	519,734	(11)	*
James C. Alling	792,641	(12)	*
Martin Coles	139,990	(13)	*
Michael Casey	1,989,600	(14)	*
Orin C. Smith	1,533,236	(15)	*
All Current Directors and Executive Officers as a Group (18 persons)	41,220,284	(16)	5.2%

(1)	Based on 763,046,684 shares of Common Stock outstanding on November 1, 2005. In accordance with SEC rules, percent of class as of November 1, 2005 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to options exercisable by that person or group within 60 days.

(2)	Includes 16,603,168 shares subject to options exercisable within 60 days of November 1, 2005. Also includes 108,544 shares of Common Stock held by the Schultz Family Foundation as to which Mr. Schultz disclaims beneficial ownership, and 6,756,164 shares of Common Stock that remain subject to a variable prepaid forward contract between Mr. Schultz and an unaffiliated third party. Under the variable prepaid forward contract, Mr. Schultz received a cash payment in March 2001 in exchange for a promise to deliver at the maturity of the contract up to 6,756,164 shares of Common Stock (as adjusted for stock splits since March 2001) or an equivalent amount of cash, in accordance with a formula set forth in the contract. On February 17, 2004, the contract was amended to revise the formula and extend the maturity date to March 16, 2007.

(3)	Includes 1,350,000 shares subject to options exercisable within 60 days of November 1, 2005.

(4)	Includes 688,504 shares subject to options exercisable within 60 days of November 1, 2005. Also includes 28,000 shares held indirectly by trust.

(5)	Includes 870,000 shares subject to options exercisable within 60 days of November 1, 2005.

(6)	Includes 50,982 shares subject to options exercisable within 60 days of November 1, 2005.

(7)	Includes 101,358 shares subject to options exercisable within 60 days of November 1, 2005.

(8)	Includes 448,504 shares subject to options exercisable within 60 days of November 1, 2005.

(9)	Includes 97,440 shares held by the Shennan Family Partnership, a partnership of which Mr. Shennan is a general partner, 180,000 shares held in trusts of which Mr. Shennan or his wife is a trustee for the benefit of members of the Shennan family, and 634,056 shares subject to options exercisable within 60 days of November 1, 2005.

(10)	Includes 101,358 shares subject to options exercisable within 60 days of November 1, 2005.

(11)	Includes 479,734 shares subject to options exercisable within 60 days of November 1, 2005.

(12)	Includes 685,309 shares subject to options exercisable within 60 days of November 1, 2005.

(13)	Includes 133,334 shares subject to options exercisable within 60 days of November 1, 2005.

(14)	Includes 1,755,832 shares subject to options exercisable within 60 days of November 1, 2005.

(15)	Includes 1,489,800 shares subject to options exercisable within 60 days of November 1, 2005.

(16)	Includes 24,755,142 shares subject to options exercisable within 60 days of November 1, 2005. Does not include Mr. Smith, who retired as the Company’s president and chief executive officer effective March 31, 2005.
EXECUTIVE COMPENSATION
Compensation and Management Development Committee Report on Executive Compensation
      The Compensation Committee is comprised entirely of Independent Directors who are also non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and outside directors as defined in Section 162(m) of the Internal Revenue Code.
      Role of the Committee: The Committee regularly reviews and approves the Company’s executive compensation strategy and principles to ensure that they are aligned with the Company’s business strategy and objectives, shareholder interests, desired behaviors and corporate culture. The primary responsibilities of the Committee are to:

•	Conduct an annual review of all compensation elements for the Company’s executive officers, including any special compensation and benefits, and submit recommendations for review and approval by a panel consisting of all the Independent Directors, each of whom is an outside director as defined in Section 162(m) of the Internal Revenue Code.

•	Annually review and submit to the Independent Directors for review and approval performance measures and targets for all executive officers participating in the annual bonus plan.

•	Review and approve compensation for the Company’s senior officers below the executive officer level, oversee the compensation practices applicable to the Company’s partners (employees) generally, and approve, change when necessary and administer partner-based equity plans and the annual bonus plan.

•	The Committee chair, together with the chair of the Nominating and Corporate Governance Committee, annually reviews the performance of the chairman and the president and chief executive officer and meets with the officers to discuss the findings of the review.

•	Annually review and approve the Company’s management development and succession planning practices and strategies.
      The Committee’s charter reflects these various responsibilities, and the Committee periodically reviews and revises the charter. To assist in carrying out its responsibilities, the Committee regularly receives reports and recommendations from management and from an outside compensation consultant it selects and retains and, as appropriate, consults with its own legal, accounting or other advisors, all in accordance with the authority granted to the Committee in its charter.

      Overview of Compensation Philosophy and Program: The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, it is the view of the Committee that the compensation packages for executive officers should consist of three principal components:

•	annual base salary;

•	annual incentive bonus, the amount of which is dependent on both Company and individual performance during the prior fiscal year; and

•	long-term incentive compensation, currently delivered in the form of stock options that are awarded each year based on the prior year’s performance and other factors described below, and that are designed to align executive officers’ interests with those of shareholders by rewarding outstanding performance and providing long-term incentives.
      The Company also provides certain personal benefits to executive officers. Under a program to enhance the safety and effectiveness of management in support of Company business and operations, corporate-owned aircraft are made available to management partners for essential business trips and other Company activities. The chairman and the president and chief executive officer, and other members of management with the approval of the chairman, are permitted limited personal use of the corporate-owned aircraft. Aggregate non-business use of the corporate-owned aircraft may not exceed 20% of total flight hours in any fiscal year. Also under the Company’s executive security program, the chairman, the president and chief executive officer and the president, Starbucks Coffee International, are provided security services, including home security systems and monitoring and, in the case of the chairman, personal security services. These security services are provided for the Company’s benefit, and the Committee considers the related expenses to be appropriate business expenses rather than personal benefits. The Company also provides executive life insurance and annual physicals to all executive officers. The Company has terminated its obligations to pay premiums with respect to existing split-dollar life insurance arrangements with the chairman, as described on page 28 of this proxy statement, in exchange for an annual cash payment to be used by him to acquire a like benefit. There are no additional perquisites available to the executive officers.
      The Company has no severance arrangements with its executive officers. Its only change in control arrangements, which apply to all partners, are accelerated vesting of stock options, which generally will occur under the Company’s 2005 Long-Term Equity Incentive Plan and its sub-plans only if a partner’s employment is terminated within a year after a change in control or the acquiring company does not assume outstanding awards or substitute equivalent awards, and generally will occur under the Company’s other stock option plans (under which options are no longer being granted) upon a change in control. Management partners are eligible to participate in a management deferred compensation plan, described below, which closely mirrors the Company’s tax-qualified 401(k) plan that is available to all U.S. partners.
      Total Compensation and Peer Comparisons: In establishing total annual compensation for the chairman, the president and chief executive officer and the other executive officers, the Committee reviews each component of the executive’s compensation against executive compensation surveys prepared by the Committee’s outside compensation consultant.
      The surveys used for comparison reflect compensation levels and practices for persons holding comparable positions at targeted peer group companies. The compensation comparator group was determined by the Committee with assistance from its outside consultant, and includes an array of companies in specialty retail and other industries with high growth and strong brand image characteristics. Application of these criteria resulted in a comparator group representing a cross section of 17 leading companies, spanning two Standard & Poor’s 500 industry sectors, Consumer Staples and Consumer Discretionary, with annual sales and market capitalizations comparable to that of the Company. A majority of the companies in the comparator group are also in the Standard & Poor’s 500 Consumer Discretionary Sector used in the performance comparison graph on page 20 of this proxy statement.

      In addition to reviewing executive officers’ compensation against the comparator group companies, the Committee also solicits appropriate input from the Company’s president and chief executive officer regarding total compensation for those executives reporting directly to him.
      Based on the Company’s fiscal 2005 performance, the Committee recommended that total direct compensation for executive officers for fiscal 2005 (the sum of base salary, incentive bonus opportunity and long-term compensation delivered through stock option awards) should be positioned at approximately the 75th percentile of the comparator group companies. Actual total direct compensation, however, may range between the 25th and 90th percentiles depending on the Company’s financial and market performance, each executive’s individual performance, and internal equity considerations among all senior executives. Based on the most recent data available, Starbucks ranked in the top quartile among comparator group companies in one- and three-year revenue growth, one- and three-year earnings per share growth and one-year compounded annual net income growth, and Starbucks ranked in the top 30% among comparator group companies in three-year compounded annual net income growth. The Company ranked at the median in one-year total shareholder return and in the top quartile in three-year total shareholder return.
      Base Salary: Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives, and the comparator group companies’ pay levels.
      Annual Incentive Bonus: Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary. During fiscal 2005, each person who served as president and chief executive officer, the chairman, the segment presidents and all but one of the executive vice presidents of the Company, a total of nine officers, participated in the Company’s Executive Management Bonus Plan (the “EMB Plan”). The Committee recommends to the Independent Directors the objective performance measure or measures, bonus target percentages and other terms and conditions of awards under the EMB Plan. During fiscal 2005, target bonus amounts under the EMB Plan were expressed as a percentage of base salary and were established according to the overall intended competitive position and competitive survey data for comparable positions in comparator group companies. For fiscal 2005, the bonus targets for participating officers ranged from 50% to 100% of base salary depending on position. After the end of the fiscal year, the Committee determined the extent to which the performance goals were achieved and recommended to the Independent Directors the amount of the award to be paid to each participant.
      Under the EMB Plan as in effect during fiscal 2005, 80% of the target bonus was based on the achievement of the specified objective performance goal recommended by the Committee (and approved by the Independent Directors) for the fiscal year (other than for the chairman and the president and chief executive officer, for whom 100% of the target bonus was based on the objective performance goal). In fiscal 2005, an earnings per share target was the objective performance measure upon which the objective performance goal was based. The terms of the objective performance goal permit bonus payouts of up to 200% of the target bonus in the event (as was the case in fiscal 2005) that the Company’s actual financial performance is better than the earnings per share target based on a scale approved by the Independent Directors upon recommendation from the Committee. Twenty percent of the target bonus for each executive officer other than the chairman and the president and chief executive officer was based on specific individual performance goals, which change somewhat each year according to strategic plan initiatives and the responsibilities of the positions. Relative weights assigned to each individual performance goal typically range from 5% to 35% of the 20% target bonus based on specific individual performance. All performance goals were established and approved by the Independent Directors within the first 90 days of fiscal 2005.
      The total bonus award is determined according to the level of achievement of both the objective performance and individual performance goals. Below a threshold level of performance, no awards may be granted pursuant to the objective performance goal, and the Independent Directors, acting on the recommendation of the Committee may, in their discretion, reduce the awards pursuant to either objective or individual performance goals.

      Long-Term Incentive Compensation: In fiscal 2005, long-term performance-based compensation of executive officers took the form of stock option awards. The Company’s equity compensation plan is broad-based, with over 47,000 partners at all levels, including certain part-time retail partners, receiving stock option awards in fiscal 2005. The Committee continues to believe in the importance of equity ownership for all executive officers and the broad-based partner population, for purposes of incentive, retention and alignment with shareholders. In 2005 the Company proposed and shareholders approved a new equity incentive plan that permits a variety of equity award vehicles. The Committee believes the new plan provides the Company with flexibility in the future to achieve a balance between continuing its successful practice of providing equity-based compensation for partners at all levels, and creating and maintaining long-term shareholder value.
      In determining the size of stock option grants to executive officers, the Committee bases its recommendations to the Independent Directors on such considerations as the value of total direct compensation for comparable positions in comparator group companies, Company and individual performance against the strategic plan for the prior fiscal year, the number and value of stock options previously granted to the executive officer, the allocation of overall share usage attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix. All stock options granted by the Company during fiscal 2005 were granted as nonqualified stock options with an exercise price equal to the closing price of the Common Stock on the date of grant and, accordingly, will have value only if the market price of the Common Stock increases after that date. The stock options granted to the executive officers vest in three equal annual installments beginning October 1, 2005. The stock options granted to non-management partners generally vest in four equal annual installments.
      Compensation of the Chief Executive Officer and the Chairman: Effective March 31, 2005, Orin C. Smith retired as president and chief executive officer of the Company and, effective April 1, 2005, Mr. Donald was appointed president and chief executive officer of the Company. Accordingly, each was compensated as president and chief executive officer for approximately half of the fiscal year.
      Base Salary. In fiscal 2005, Mr. Smith’s annualized base salary, which was determined in accordance with the factors described above for all executive officers, was $1,190,000. The amount actually paid and reflected in the Summary Compensation Table reflects a lesser amount because the salary was effective for only six months of the fiscal year. His salary was set at the competitive target of the 50th percentile of salaries paid by the comparator group companies. In fiscal 2005, Mr. Donald’s annualized base salary, which was also determined in accordance with the factors used for all executive officers, was increased to $900,000 when he became president and chief executive officer. His salary was set somewhat below the median of salaries paid to chief executive officers by the comparator group companies.
      Annual Incentive Bonus. For Messrs. Smith and Donald, the EMB Plan provided bonus targets of approximately $1,190,000 and $900,000, respectively, or 100% of base salary in each case, for achievement of the objective performance goal. Under the terms of the EMB Plan and his letter agreement with the Company dated December 8, 2004, Mr. Smith earned a bonus of $1,190,000 for fiscal 2005 based on the achievement of the objective earnings per share performance goal, which was a prorated bonus for the portion of the fiscal year during which Mr. Smith served as president and chief executive officer. Under the terms of the EMB Plan, and confirmed in his letter agreement with the Company dated March 30, 2005, Mr. Donald earned a bonus of $1,800,000 for fiscal 2005. Because the Company achieved earnings per share at a level permitting payout of 200% of the target bonus, as approved by the Independent Directors upon the recommendation of the Committee, the pro rated bonus paid to Mr. Smith and the bonus paid to Mr. Donald were above their annual base salaries (pro rated in Mr. Smith’s case) and above the competitive target of the 50th percentile of bonuses paid to chief executive officers by target peer group companies.
      Long-Term Incentive Compensation. On November 16, 2004, Messrs. Smith and Donald were granted stock options to purchase 1,000,000 and 600,000 shares of Common Stock, respectively (as adjusted for the two-for-one stock split on October 21, 2005). These grants, like the stock options granted to the other executive officers on the same date, reflect the Company’s and such officers’ performance for fiscal 2004, and so Mr. Smith’s grant was not prorated for the portion of fiscal 2005 during which he served as president and chief executive officer. On April 1, 2005, Mr. Donald was granted an additional stock option to purchase 200,000 shares of Common Stock (as adjusted for the two-for-one stock split on October 21, 2005) in connection with his promotion to president and chief executive officer.
      Mr. Smith will continue to provide advisory services to the Company as an employee through June 30, 2007, for which he will be paid $25,000 per year. He will also be provided an office, computer, cell phone and administrative and secretarial assistance as reasonably required and reimbursement for reasonable and customary expenses, including travel expenses.
      Compensation of the Chairman. The Committee also annually approves the compensation of Mr. Schultz, the founder of the Company and its chairman. In approving Mr. Schultz’s compensation, the Committee considers the factors described above for all executive officers as well as Mr. Schultz’s significant role in the Company’s leadership and his contribution to the Company’s global expansion and international brand development. Mr. Schultz did not receive a salary increase for fiscal 2005. Mr. Schultz’s EMB Plan bonus target was approximately $1,190,000, or 100% of base salary, for achievement of the objective earnings per share performance goal. Under the terms of the EMB Plan, Mr. Schultz earned a bonus of $2,380,000 for fiscal 2005, because the Company achieved earnings per share at a level permitting payout of 200% of the target bonus, as approved by the Independent Directors upon the recommendation of the Committee. On November 16, 2004, Mr. Schultz was granted a stock option to purchase 1,000,000 shares of Common Stock (as adjusted for the two-for-one stock split on October 21, 2005). This grant, like the stock options granted to the other executive officers on the same date, reflects the Company’s and the chairman’s performance for fiscal 2004.
      Deferred Compensation Plan: Management partners, including executive officers, are eligible to participate in the Starbucks Management Deferred Compensation Plan (the “MDCP”), which provides an opportunity for eligible partners to defer up to 70% of annual base salary and 100% of bonus compensation into an account that will be credited with earnings at the same rate as one or more investment indices chosen by the partner, which mirror the investment funds available under the Company’s 401(k) plan. The Company makes a matching contribution on up to 4% of matchable compensation (maximum $210,000 for 2005). In general, such compensation is matched at rates of 25% to 150%, depending on the length of the partner’s service with the Company, with an offset for matching contributions made on the partner’s behalf to the 401(k) plan. Annual matching contributions to the 401(k) plan on behalf of partners considered highly compensated are limited to $300.
      Review of All Components of Executive Compensation: The Committee and the Independent Directors have reviewed information about all components of the compensation provided to the Company’s executive officers, including base salary, annual bonus, equity compensation, including realized gains and accumulated unrealized values on stock options, perquisites and other personal benefits, the accumulated balance under the Company’s non-qualified deferred compensation program, and the effect of retirement and change in control of the Company on stock option vesting. A summary of the Company’s compensation programs, practices and internal controls, and tables quantifying the estimated values of these components for each executive were presented to and reviewed by the Committee.
      Compliance With Section 162(m) of the Internal Revenue Code: Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to the company’s chief executive officer and four other most highly compensated executive officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance-based” as defined in the Section 162(m) rules.
      In designing the Company’s compensation programs, the Committee carefully considers the effect of Section 162(m) together with other factors relevant to the Company’s business needs. The Company has historically taken, and intends to continue taking, appropriate actions, to the extent it believes desirable, to preserve the deductibility of annual incentive and long-term performance awards. However, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).

      Base Salary. The Company believes that the 2005 base salary paid to the individual executive officers covered by Section 162(m) will not exceed the Section 162(m) limit and will be fully deductible under Section 162(m), except for the salary paid to the chairman.
      Annual Incentive Bonus. The EMB Plan, as in effect during fiscal 2005, was designed to enable at least 80% of the target amounts of incentive bonuses paid to the covered officers (100% for the chairman and the president and chief executive officer) to qualify as Section 162(m) performance-based and therefore be deductible under Section 162(m).
      Stock Options. Stock options granted to the executive officers covered by Section 162(m) are designed to be qualified as Section 162(m) performance-based compensation, and the executive officer’s gain upon exercise of the options will therefore be fully deductible under Section 162(m).
      Other. Other compensation paid to the executive officers covered by Section 162(m) that is not considered “performance-based” under Section 162(m) is not deductible to the extent that it, together with other non-performance-based compensation, exceeds $1 million in any fiscal year. For fiscal 2005, these amounts included income imputed to the chairman for personal use of corporate aircraft and the payment to the chairman of $240,385 in consideration for the replacement of a split-dollar life insurance benefit formerly provided to him, as more fully explained on page 28 of this proxy statement.
      Committee Membership in Fiscal 2005: Mr. Bradley was appointed to the Committee effective February 9, 2005, immediately after the 2005 Annual Meeting of Shareholders, and accordingly did not take part in Committee deliberations during the first quarter of the 2005 fiscal year.

Compensation and Management Development Committee

Barbara Bass (Chair)
William W. Bradley
Olden Lee
Myron E. Ullman, III

Performance Comparison Graph
      The following graph depicts the Company’s total return to shareholders from October 1, 2000 through October 2, 2005, relative to the performance of (i) the Standard & Poor’s 500 Index, (ii) the Nasdaq Stock Market (U.S. Companies) Index, (iii) the Nasdaq Eating and Drinking Establishments Index, a peer group that includes Starbucks, and (iv) the Standard & Poor’s 500 Consumer Discretionary Sector, a peer group that also includes Starbucks. The Company is including the Standard & Poor’s 500 Consumer Discretionary Sector in the performance comparison graph for the first time, and after this year will no longer include the Nasdaq Eating and Drinking Establishments Index. Under SEC rules, both the Standard & Poor’s 500 Consumer Discretionary Sector and the Nasdaq Eating and Drinking Establishments Index must be shown in this transition year. Management believes it is appropriate to change its peer group index in the performance comparison graph to the Standard & Poor’s 500 Consumer Discretionary Sector because that index is more reflective of the companies which the Company considers its peers and includes a majority (10 out of 17) of the companies in the executive compensation comparator group used by the Compensation Committee in connection with recommending compensation for the Company’s executive officers. All indices shown in the graph have been reset to a base of 100 as of October 1, 2000, assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has never paid cash dividends on its Common Stock. The points represent index levels based on the last trading day of the Company’s fiscal year. The chart set forth below was prepared by Research Data Group, Inc., which holds a license to provide the indices used herein. The stock price performance shown in the graph is not necessarily indicative of future price performance.

	10/01/00	09/30/01	09/29/02	09/28/03	10/03/04	10/02/05

Starbucks Corporation	$100	$75	$105	$148	$236	$250

Standard & Poor’s 500	$100	$73	$58	$73	$83	$93

Nasdaq Stock Market	$100	$41	$33	$51	$54	$61

Nasdaq Eating and Drinking Establishments	$100	$97	$125	$162	$223	$236

Standard & Poor’s Consumer Discretionary	$100	$83	$73	$90	$103	$108

Summary Compensation Table
      The following table sets forth the compensation paid to or earned by (including deferred amounts) (i) the Company’s president and chief executive officer, (ii) the Company’s four other most highly compensated executive officers in fiscal 2005, and (iii) the Company’s former president and chief executive officer (collectively, the “Named Executive Officers”), during each of the Company’s last three fiscal years.

							Long-Term
		Annual Compensation					Compensation

					Other		Number of
					Annual		Securities		All Other
	Fiscal	Salary	Bonus		Compensation		Underlying		Compensation
Name and Principal Position	Year	($)	($)		($)(1)		Options(2)		($)

James L. Donald	2005	887,308	1,800,000		4,092	(3)	800,000		5,982	(4)
president and	2004	832,308	1,404,000	(5)	80,308	(3)	600,000		3,303	(4)
chief executive officer	2003	744,615	1,200,000	(5)	156,468	(3)	1,000,000		969	(4)
Howard Schultz	2005	1,176,269	2,380,000		679,542	(6)	1,000,000		247,749	(7)
chairman	2004	1,179,154	2,490,000	(8)	722,300	(6)	1,100,000		7,238	(7)
	2003	1,132,762	1,417,000		782,651	(6)	1,024,000		3,038	(7)
James C. Alling	2005	476,923	643,500		621	(9)	170,000		7,968	(10)
president,	2004	392,006	381,333		1,324	(9)	200,000		7,794	(10)
Starbucks Coffee U.S.	2003	330,475	178,328		—		45,000		4,336	(10)
Martin Coles	2005	607,885	786,656		3,618	(11)	100,000		3,573	(12)
president,	2004	265,385	530,000	(13)	501,600	(11)	400,000		694	(12)
Starbucks Coffee International	2003	—	—		—		—		—
Michael Casey	2005	571,827	574,138		10,244	(14)	—		15,670	(15)
executive vice president,	2004	555,192	585,000	(16)	1,082	(14)	1,050,000	(17)	13,107	(15)
chief financial officer and chief administrative officer	2003	534,584	334,375		—		350,000		8,432	(15)
Orin C. Smith	2005	643,346	1,190,000		77,855	(18)	1,000,000		8,968	(19)
Former president and	2004	1,179,154	2,490,000	(20)	152,458	(18)	1,100,000		22,169	(19)
chief executive officer	2003	1,132,762	1,417,000		246,281	(18)	1,024,000		9,920	(19)

(1)	As shown in footnotes below, “Other Annual Compensation” for some of the Named Executive Officers includes personal use by executives, their families and invited guests of Company aircraft. Amounts reported for such personal use represent the aggregate incremental cost to the Company of such use. The Company calculates the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average weighted cost of fuel, crew hotels and meals, on-board catering, trip-related maintenance, landing fees, trip-related hangar/parking costs and smaller variable costs. Because Company aircraft are used primarily for business travel, the methodology excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase or lease costs of the aircraft and the cost of maintenance not related to personal travel. Executives and their families and invited guests occasionally fly on Company aircraft as additional passengers on business flights or personal flights requested by a different executive. In those cases, the aggregate incremental cost to the Company is a de minimis amount and so no amount is reflected in the table, except for the Named Executive Officer, if any, who requested a personal flight. The Company formerly reported compensation amounts for personal use of Company aircraft based on the IRS Standard Industry Fare Level (SIFL) tables used for calculating imputed income for such use. Amounts reported for prior years based on the SIFL rate have been restated in this proxy statement to reflect aggregate incremental cost to the Company. “Other Annual Compensation” for some of the Named Executive Officers also includes security services. Under the Company’s executive security program, Messrs. Donald, Schultz, Coles and Smith have been provided security services, including home security systems and monitoring and, in the case of Mr. Schultz, personal security services. The Company provides these security services for the Company’s benefit and considers the related expenses to be appropriate business expenses. However, in the interest of greater transparency, the Company is reporting these expenses as “Other Annual Compensation”, including for prior years.
(2)	Amounts shown for number of securities underlying options have been adjusted to give effect to the Company’s two-for-one stock split on October 21, 2005.
(3)	The amounts shown represent (i) the aggregate incremental cost to the Company of $4,092 and $62,441, for security services provided to Mr. Donald in fiscal 2005 and 2004, respectively, (ii) relocation and temporary housing expenses paid to Mr. Donald of $16,879 and $156,468 in fiscal 2004 and 2003, respectively, and (iii) the aggregate incremental cost to the Company of $988 for a physical examination provided to Mr. Donald in fiscal 2004.
(4)	The amounts shown represent (i) a matching contribution by the Company to the MDCP on behalf of Mr. Donald of $2,050 in fiscal 2005, (ii) imputed income for Mr. Donald of $2,732, $2,460 and $969 during fiscal 2005, 2004 and 2003, respectively, for group life insurance premiums paid by the Company, and (iii) imputed income of $1,200 and $843 during fiscal 2005 and 2004, respectively, for long-term disability premiums paid by the Company.
(5)	The amounts shown represent (i) a $1,344,000 annual bonus paid to Mr. Donald for fiscal 2004 performance under the EMB Plan, (ii) a $60,000 discretionary bonus paid in recognition of extraordinary performance during the first quarter of fiscal 2004, (iii) a $400,000 hiring bonus paid to Mr. Donald in fiscal 2003 and (iv) an $800,000 annual bonus for fiscal 2003 performance.
(6)	The amounts shown represent the aggregate incremental cost to the Company in fiscal 2005, 2004 and 2003 of (i) $265,808, $199,928 and $105,317, respectively, for personal use of Company aircraft by Mr. Schultz, and (ii) $413,734, $522,372 and $677,334, respectively, for security services provided to Mr. Schultz. Amounts reported for personal use of Company aircraft for fiscal 2004 and fiscal 2003 have been restated from prior-reported amounts of $60,172 and $16,826, respectively.
(7)	The amounts shown represent (i) matching contributions by the Company to the Company’s 401(k) Plan on behalf of Mr. Schultz of $300, $300 and $300 in fiscal 2005, 2004 and 2003, respectively, (ii) matching contributions by the Company to the MDCP on behalf of Mr. Schultz of $2,775, $2,700 and $200 in fiscal 2005, 2004 and 2003, respectively, (iii) imputed income of $3,089, $3,038 and $2,538 during fiscal 2005, 2004 and 2003, respectively, for group life insurance premiums paid by the Company, (iv) imputed income of $1,200 and $1,200 during fiscal 2005 and 2004, respectively, for long-term disability premiums paid by the Company, and (v) a payment of $240,385 in fiscal 2005 in consideration for the replacement of a split-dollar life insurance benefit formerly provided to Mr. Schultz, as more fully explained on page 28 of this proxy statement.
(8)	The amount shown represents (i) a $2,380,000 annual bonus paid to Mr. Schultz for fiscal 2004 performance under the EMB Plan and (ii) a $110,000 discretionary bonus paid in recognition of extraordinary performance during the first quarter of fiscal 2004.
(9)	The amounts shown represent the aggregate incremental cost to the Company of $621 and $1,324 for an annual physical examination provided to Mr. Alling in fiscal 2005 and 2004, respectively.
(10)	The amounts shown represent (i) matching contributions by the Company to the Company’s 401(k) Plan on behalf of Mr. Alling of $300, $300 and $300 in fiscal 2005, 2004 and 2003, respectively, (ii) matching contributions by the Company to the MDCP on behalf of Mr. Alling of $5,850, $5,700 and $2,844 in fiscal 2005, 2004 and 2003, respectively, (iii) imputed income of $1,188, $1,164 and $1,192 during fiscal 2005, 2004 and 2003, respectively, for group life insurance premiums paid by the Company, (iv) imputed income of $630 and $630 during fiscal 2005 and 2004, respectively, for long-term disability premiums paid by the Company.
(11)	The amounts shown represent (i) the aggregate incremental cost to the Company in fiscal 2005 of $2,000 for security services provided to Mr. Coles, (ii) the aggregate incremental cost to the Company of $678 for an annual physical examination provided to Mr. Coles in fiscal 2005, and (iii) relocation, home sale and home purchase expenses of $941 and $501,600 paid to Mr. Coles in fiscal 2005 and 2004, respectively.
(12)	The amounts shown represent (i) matching contributions by the Company to the Company’s 401(k) Plan on behalf of Mr. Coles of $300 in fiscal 2005, (ii) imputed income of $2,430 and $467 during fiscal 2005 and 2004, respectively, for group life insurance premiums paid by the Company, and (iii) imputed income of $843 and $227 during fiscal 2005 and 2004, respectively, for long-term disability premiums paid by the Company.

(13)	The amount shown represents (i) a $330,000 annual bonus paid to Mr. Coles for fiscal 2004 performance under the EMB Plan and (ii) a $200,000 hiring bonus paid to Mr. Coles during fiscal 2004.

(14)	The amounts shown represent the aggregate incremental cost to the Company (i) of $9,473 in fiscal 2005 for personal use of Company aircraft by Mr. Casey and (ii) $771 and $1,082 in fiscal 2005 and 2004, respectively, for an annual physical examination provided to Mr. Casey. Amounts shown for personal use of Company aircraft in fiscal 2004 and fiscal 2003 have been restated to zero from prior-reported amounts of $6,433 and $5,242, respectively, because there was only a de minimis aggregate incremental cost to the Company of Mr. Casey’s personal use of aircraft in those years. Each of Mr. Casey’s personal flights on Company aircraft in fiscal 2004 and fiscal 2003 was as an additional passenger on a flight requested by another person.

(15)	The amounts shown represent (i) matching contributions to the Company’s 401(k) Plan on behalf of Mr. Casey of $300 in fiscal 2003, (ii) matching contributions by the Company to the MDCP on behalf of Mr. Casey of $6,150, $5,700 and $2,936 in fiscal 2005, 2004 and 2003, respectively, (iii) imputed income of $8,134, $6,021 and $5,196 during fiscal 2005, 2004 and 2003, respectively, for group life insurance premiums paid by the Company, and (iv) imputed income of $1,386 and $1,386 during fiscal 2005 and fiscal 2004, respectively, for long-term disability premiums paid by the Company.

(16)	The amount shown represents (i) a $560,000 annual bonus paid to Mr. Casey for fiscal 2004 performance under the EMB Plan and (ii) a $25,000 discretionary bonus paid in recognition of extraordinary performance during the first quarter of fiscal 2004.

(17)	In fiscal 2004, the Compensation Committee recommended and a panel of Independent Directors approved a grant to Mr. Casey of an option to purchase three times the number of shares he otherwise would have been granted, with standard vesting in equal annual installments over three years. The Company did not expect to grant Mr. Casey additional stock options prior to fiscal 2007. However, for retention purposes, in the first quarter of fiscal 2006 the Compensation Committee recommended and a panel of Independent Directors approved an additional stock option grant to Mr. Casey to purchase 400,000 shares of Common Stock. These additional stock options will vest in full on November 16, 2007, after the option granted in fiscal 2004 vests in full on October 1, 2006.

(18)	The amounts shown represent the aggregate incremental cost to the Company of (i) $75,605, $140,574 and $159,725 in fiscal 2005, 2004 and 2003, respectively, for personal use of Company aircraft by Mr. Smith, (ii) $2,250, $10,826 and $86,556 in fiscal 2005, 2004 and 2003, respectively, for security services provided to Mr. Smith and (iii) $1,058 in fiscal 2004 for an annual physical examination provided to Mr. Smith. Amounts reported for personal use of Company aircraft for fiscal 2004 and fiscal 2003 have been restated from prior-reported amounts of $43,056 and $33,421, respectively.

(19)	The amounts shown represent (i) matching contributions by the Company to the Company’s 401(k) Plan on behalf of Mr. Smith of $300, $300 and $300 in fiscal 2005, 2004 and 2003, respectively, (ii) matching contributions by the Company to the MDCP on behalf of Mr. Smith of $2,775, $11,700 and $1,700 in fiscal 2005, 2004 and 2003, respectively, (iii) imputed income of $4,889, $8,702 and $7,920 during fiscal 2005, 2004 and 2003, respectively, for group life insurance premiums paid by the Company, and (iv) imputed income of $733 and $1,467 during fiscal 2005 and fiscal 2004, respectively, for long-term disability premiums paid by the Company.

(20)	The amount shown represents (i) a $2,380,000 annual bonus paid to Mr. Smith for fiscal 2004 performance under the EMB Plan and (ii) a $110,000 discretionary bonus paid in recognition of extraordinary performance during the first quarter of fiscal 2004.

Stock Option Grants in Fiscal 2005
      The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Executive Officers during fiscal 2005. The Company has no outstanding stock appreciation rights. The amounts shown for each Named Executive Officer below as potential realizable values are based entirely on hypothetical annualized rates of stock appreciation of five percent and ten percent compounded over the full ten-year terms of the options. These assumed rates of growth were selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Company’s future performance and prospects. Consequently, there can be no assurance that the Named Executive Officers will receive the potential realizable values shown in this table.
Option Grants in Fiscal 2005(1)

						Potential Realizable Value at
						Assumed Annual Rates of
	Number of					Stock Price Appreciation for
	Securities		Percent of			Option Term
	Underlying		Total Options
	Options		Granted to	Exercise Price	Expiration	Five Percent	Ten Percent
Name	Granted		Employees	per Share	Date	($)	($)

James L. Donald	600,000	(2)	3.9	$27.32	11/16/14	10,308,841	26,124,626
	200,000	(3)	1.3	$25.63	04/01/15	3,223,651	8,169,364
Howard Schultz	1,000,000	(4)	6.5	$27.32	11/16/14	17,181,401	43,541,044
James C. Alling	170,000	(5)	1.1	$27.32	11/16/14	2,920,838	7,401,977
Martin Coles	100,000	(6)	0.7	$27.32	11/16/14	1,718,140	4,354,104
Michael Casey	—	(7)	—	—	—	—	—
Orin C. Smith	1,000,000	(8)	6.5	$27.32	11/16/14	17,181,401	43,541,044

(1)	Stock options granted to the executive officers are typically granted in the first fiscal quarter of each year and reflect the Company’s and such officers’ performance for the prior fiscal year. Other than the options described in note 3 below, all options in this table were granted under the Company’s Amended and Restated Key Employee Stock Option Plan — 1994 (the “1994 Key Employee Plan”) and vest in three equal annual installments beginning October 1, 2005. The options described in note 3 below were granted under the 2005 Key Employee Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the “2005 Key Employee Plan”) and vest in three equal annual installments beginning April 1, 2006. All options in this table have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The options will become fully vested and exercisable (i) if the executive terminates his employment after the age of 55 and at least 10 years of credited service with the Company and (ii) upon a change in control of the Company, under the circumstances described for the 1994 Key Employee Plan and 2005 Key Employee Plan, respectively, on pages 27-28 of this proxy statement. Amounts shown for number of securities underlying options and exercise price per share have been adjusted to give effect to the Company’s two-for-one stock split on October 21, 2005.

(2)	Represents Mr. Donald’s option grant for his performance during fiscal 2004. These options become exercisable in three equal 200,000-share increments on each of October 1, 2005, 2006 and 2007.

(3)	Represents Mr. Donald’s option grant in connection with his promotion to president and chief executive officer effective April 1, 2005. These options become exercisable in two 66,667-share increments on April 1, 2006 and 2007 and one 66,666-share increment on April 1, 2008.

(4)	Mr. Schultz’s options become exercisable in one 333,334-share increment on October 1, 2005 and two 333,333-share increments on October 1, 2006 and 2007.

(5)	Mr. Alling’s options become exercisable in two 56,667-share increments on October 1, 2005 and 2006 and one 56,666-share increment on October 1, 2007.

(6)	Mr. Coles’s options become exercisable in one 33,334-share increment on October 1, 2005 and two 33,333-share increments on October 1, 2006 and 2007.

(7)	As explained in note 17 to the Summary Compensation Table on page 21 of this proxy statement, Mr. Casey did not receive a stock option grant in fiscal 2005.

(8)	Mr. Smith’s options become exercisable in one 333,334-share increment on October 1, 2005 and two 333,333-share increments on October 1, 2006 and 2007.
Exercises of Stock Options in Fiscal 2005
      The following table sets forth information regarding stock option exercises during fiscal 2005 by the Named Executive Officers and the value of each Named Executive Officer’s exercised and unexercised stock options on October 2, 2005.
Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

					Value of Unexercised
	Shares		Number of Securities		In-the-Money Options at
	Acquired		Underlying Unexercised		Fiscal Year End(3)
	on	Value	Options at Fiscal Year End(1)		($)
	Exercise(1)	Realized(2)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James L. Donald	0	N/A	1,100,000	1,300,000	11,023,000	9,059,000
Howard Schultz	1,482,860	37,941,442	16,603,168	1,033,332	304,180,708	3,600,660
James C. Alling	76,092	1,662,688	685,309	179,999	9,619,980	654,660
Martin Coles	0	N/A	133,334	366,666	545,000	1,635,000
Michael Casey	156,960	3,582,173	1,755,832	350,000	23,636,719	3,437,000
Orin C. Smith	3,508,868	59,485,240	1,489,800	1,033,332	13,878,296	3,600,660

(1)	Amounts shown for number of securities underlying unexercised options at fiscal year end and shares acquired on exercise have been adjusted to give effect to the Company’s two-for-one stock split on October 21, 2005.

(2)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

(3)	The value of unexercised options is calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of Common Stock subject thereto as of September 30, 2005 (the last trading day prior to the Company’s fiscal year end on October 2, 2005). These values are provided pursuant to SEC rules, but there can be no guarantee that, if and when these stock options are exercised, they will have this value.
Equity Compensation Plan Information
      The following table provides information as of October 2, 2005 regarding shares outstanding and available for issuance under the Company’s existing equity incentive and employee stock purchase plans (in millions, except per share amounts). All amounts shown have been adjusted to give effect to the Company’s two-for-one stock split on October 21, 2005.

	(a)	(b)	(c)

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column(a))

Equity compensation plans approved by security holders	12,308,976	$15.05	95,619,314
Equity compensation plans not approved by security holders	4,882,568	$14.45	2,492,338

Total	17,191,544	$14.88	98,111,652	(1)

(1)	Includes 19,699,116 shares remaining available for issuance under employee stock purchase plans and 78,412,536 shares under equity incentive plans.
      The shares to be issued under plans not approved by shareholders relate to the Company’s 1991 Company-Wide Stock Option Plan (the “Bean Stock Plan”), the Company’s UK Share Save Plan and the

Company’s UK Share Incentive Plan, the successor to the UK Share Save Plan. The Bean Stock Plan is the Company’s former broad-based stock option plan and provided for the annual issuance of stock options to eligible employees. The Bean Stock Plan was approved and adopted by the Board in 1991 and did not require shareholder approval. Generally, options were granted annually under the Bean Stock Plan. These grants required Board approval, were linked to performance goals of the Company and were granted to employees as a percentage of base salary. In fiscal 2005, over 47,000 employees were granted options under the Bean Stock Plan. The Bean Stock Plan was effectively replaced by the 2005 Company-Wide Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan. The Starbucks Corporation 2005 Long-Term Equity Incentive Plan was approved by the Company’s shareholders on February 9, 2005.
      The Company’s UK Share Save Plan, which is a UK Inland Revenue approved Save-As-You-Earn plan, allows eligible employees in the United Kingdom to save for a three-year period through payroll deductions toward the purchase of the Common Stock at a discount from the fair market value on the first day of business of a three-year offering period. The total number of shares issuable under the plan is 1,200,000, of which 96,930 were issued as of October 2, 2005 (in each case as adjusted to give effect to the two-for-one stock split on October 21, 2005). During fiscal 2003, the Compensation Committee accepted the recommendation of management to suspend future offerings under the UK Share Save Plan, and effectively replace the UK Share Save Plan with the UK Share Incentive Plan in fiscal 2004. The last offering under the UK Share Save Plan was in December 2002 and will mature in February 2006.
      The Company’s UK Share Incentive Plan, which is a UK Inland Revenue approved plan, allows eligible employees in the United Kingdom to purchase shares of the Common Stock through payroll deductions during six-month offering periods at the lower of the market price at the beginning and the market price at the end of the offering period. The Company awards one matching share for each six shares purchased under the plan. The total number of shares issuable under the plan is 1,400,000, of which 10,732 shares were issued as of October 2, 2005 (in each case as adjusted to give effect to the two-for-one stock split on October 21, 2005).
Employment, Severance and Change-in-Control Arrangements
Employment Arrangements
      James L. Donald, Martin Coles and Michael Casey
      Each of Messrs. Donald, Coles and Casey has entered into a letter agreement with the Company describing the material terms of his employment. Each letter agreement was entered into, in part, in order to terminate the respective executive’s severance benefits under his original employment offer letter from the Company. Mr. Donald and the Company entered into his current letter agreement primarily in connection with his promotion to president and chief executive officer. Messrs. Donald, Coles and Casey (i) are employed at-will without any guaranteed term or severance protection, (ii) continue to be eligible to participate in bonus, equity incentive and benefit plans as determined by the eligibility criteria set forth in those plans, and (iii) have no other special benefits or protections under their agreements other than the maximum life insurance benefit offered by the Company (currently $2,000,000). Mr. Donald’s letter also memorializes the additional stock option grant he received in connection with his promotion to president and chief executive officer.
      Orin C. Smith
      Mr. Smith and the Company entered into a letter agreement on December 8, 2004 in connection with his retirement as president and chief executive officer. Under the agreement, Mr. Smith continued to serve as president and chief executive officer of the Company through March 31, 2005. From April 1, 2005 through June 30, 2007, Mr. Smith will have the title of former ceo and will be asked to provide reasonable advisory services from time to time on an “as needed” basis through the chairman or through the president and chief executive officer of the Company, or any of their respective designees. Through March 31, 2005, Mr. Smith continued to receive his base salary in effect as of the date of the agreement, which annualized to $1,190,000. From April 1, 2005 through June 30, 2007, Mr. Smith will be paid a salary that annualizes to $25,000. In the event that Mr. Smith dies before July 1, 2007, the Company will pay his estate a single sum equal to the unpaid salary he would have received through the full term of the agreement.

      Under the agreement, based upon the Company’s performance and in accordance with the terms of the EMB Plan, Mr. Smith received a pro rated bonus for fiscal 2005 of $1,190,000 based on approximately six months during fiscal 2005 during which Mr. Smith served as the Company’s president and chief executive officer. Like all bonuses paid under the EMB Plan for fiscal 2005, the bonus paid to Mr. Smith was approved by the Compensation Committee and the Independent Directors. All stock options held by Mr. Smith will vest in accordance with the terms under which they were originally granted.
      The Company may terminate the agreement if Mr. Smith is unable to perform his duties because of physical or mental disability. The agreement may also be terminated “for cause” to include, but not be limited to, Mr. Smith’s unreasonable refusal to perform his duties or any material violation of the Company’s Standards of Business Conduct. Mr. Smith may terminate the agreement before July 1, 2007 by providing the Company with written notice of his resignation.
Severance Arrangements
      None of the Company’s executive officers, including the Named Executive Officers, has a severance arrangement with the Company pursuant to which any of them would be entitled to receive a severance payment in the event he or she is terminated by the Company. As noted above, since the beginning of fiscal 2005, each of Messrs. Donald, Coles and Casey entered into a new employment letter agreement with the Company which removed his severance protection.
Change-in-Control Arrangements
      None of the Named Executive Officers will be entitled to any payment or accelerated benefit in connection with a change-in-control of the Company, or a change in his responsibilities following a change-in-control of the Company, except for accelerated vesting of stock options issued under the 1994 Key Employee Plan and the 2005 Key Employee Plan.
      The 1994 Key Employee Plan is a “single trigger” plan, meaning that option acceleration occurs upon a change-in-control of the Company even if the partner (employee) remains with the Company after the control change. Under the 1994 Key Employee Plan, all unvested stock options vest immediately under the following circumstances:

(i) anyone acquires 25% or more of the stock of the Company (other than directly from the Company);

(ii) a turnover of at least one-third of the members of the Board (not including new Board members who are approved by at least two-thirds of the then-current Board);

(iii) upon the execution of a definitive agreement for a merger (or similar transaction), except if (a) the shareholders of the Company immediately prior to such transaction continue to own at least 50% of the voting stock, in substantially the same proportion, of the surviving company, (b) at least two-thirds of the board of directors of the surviving corporation (or its holding company) is comprised of members of the Company’s Board immediately prior to the transaction, and (c) no third party gains control of 25% or more of the surviving company;

(iv) the consummation of a complete liquidation or dissolution of the Company; or

(v) upon the execution of a definitive agreement for the sale or other disposition of all or substantially all of the Company’s assets.
      The 2005 Key Employee Plan is a “dual trigger” plan, meaning that for option acceleration to occur, a change-in-control must take place and, if options are assumed or substituted with stock options of the surviving company, the partner must be terminated or resign for good reason after the control change. Under the 2005 Key Employee Plan, all unvested stock options vest immediately under the following circumstances:

(i) upon the occurrence of a sale, liquidation or other disposition of all or substantially all of the Company’s assets;

(ii) with respect to any partner who resigns for good reason (as defined in the plan) or is terminated, in each case within one year after anyone acquires 25% or more of the stock of the Company

(other than a Board-approved transaction) or after a turnover of a majority of the members of the Board in any 36-month period (not including new Board members who are approved by at least two-thirds of the then-current Board);

(iii) upon the occurrence of a merger (or similar transaction) in which the shareholders of the Company immediately prior to such transaction do not continue to own at least 50% of the voting stock of the surviving company, where outstanding stock options of the Company are not assumed or substituted with stock options of the surviving company; and

(iv) with respect to any partner who resigns for good reason (as defined in the plan) or is terminated, in each case within one year after a merger (or similar transaction) in which the shareholders of the Company immediately prior to such transaction do not continue to own at least 50% of the voting stock of the surviving company, where outstanding stock options of the Company are assumed or substituted with stock options of the surviving company.

Involvement in Certain Legal Proceedings
      From January 2000 to June 2005, Mr. Maffei was chairman and chief executive officer of 360networks Corporation, and was chief executive officer when 360networks and many of its Canadian and U.S. operating subsidiaries filed for voluntary bankruptcy protection in June 2001. 360networks emerged from bankruptcy in October 2002 and Mr. Maffei remained chief executive officer until June 2005.
Certain Relationships and Related Transactions
      In April 2001, Mr. Schultz and a group of investors organized as The Basketball Club of Seattle, LLC (“The Basketball Club”) purchased the franchises for the Seattle Supersonics (which later changed its name to the Seattle Sonics) and the Seattle Storm basketball teams. Mr. Schultz holds a controlling ownership interest in The Basketball Club. The Basketball Club assumed pre-existing Team Sponsorship Agreements between the former owners of the franchises and the Company. During fiscal 2005, the Company entered into a new Sponsorship Agreement with respect to sponsorship of the Seattle Sonics. The Company is currently negotiating a new agreement for sponsorship of the Seattle Storm. Pursuant to such agreements, the Company paid The Basketball Club an aggregate of $816,892 in fiscal 2005.
      On February 11, 2005, the Company entered into a letter agreement with Mr. Schultz and the trustee for the Schultz Irrevocable Trust and the Howard D. Schultz Irrevocable Trust to terminate split-dollar life insurance agreements with each of the trusts and the underlying life insurance policies. To replace the loss of the benefit to Mr. Schultz under the agreements, the Company agreed to compensate Mr. Schultz $236,250 annually, as other compensation to be used by him to acquire a like benefit, for so long as he remains a full-time employee of the Company. This amount equals the Company’s annual premium obligation as of the date of the agreement with an adjustment for related federal income tax consequences.
      Mr. Behar, a member of the Board of Directors who had previously retired as an executive of the Company in 1999, returned to serve as the Company’s president, North America from September 2001 through December 2002. Mr. Behar and the Company entered into an agreement in May 2003 pursuant to which Mr. Behar deferred $1.8 million in compensation earned by him as president, North America, and agreed to serve as an advisor to the Company for a salary of $25,000 per year. In December 2005, Mr. Behar and the Company amended the agreement to provide that the Company (i) will pay Mr. Behar a lump sum of approximately $1.1 million, which represents the full amount of his previously unpaid deferred compensation, (ii) continue to employ Mr. Behar as an advisor at an annual salary of $25,000 through October 31, 2010, and (iii) so long as Mr. Behar remains employed under the agreement, grant Mr. Behar an annual award under the 2005 Key Employee Plan having a fair value of $105,000 on the grant date. Awards under the 2005 Key Employee Plan that are subject to vesting will vest in full on the first anniversary of the grant date if Mr. Behar remains employed at that time and, if in the form of stock options, will have an exercise price equal to the fair market value of the Common Stock on the grant date. If Mr. Behar dies before the end of the term, his spouse (or estate, if his spouse does not survive him) will be entitled to the full amount that Mr. Behar would have received through the full term of the agreement.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company (“Forms 4”). To the Company’s knowledge, no one beneficially owns more than 10% of the Common Stock. Directors, executive officers and greater than 10% shareholders of the Company are required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of Common Stock. To the Company’s knowledge, based solely on a review of the reports filed on behalf of its directors and executive officers by the Company and written representations from such persons that no other reports were required, all Section 16(a) filing requirements applicable to its directors and executive officers were complied with for fiscal 2005, except that four transactions on one Form 4 were not timely reported on behalf of David A. Pace, the Company’s executive vice president of Partner Resources, and one transaction on one Form 4 was not timely filed on behalf of Olden Lee, an Independent Director.
PROPOSAL 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees
      The following table sets forth the aggregate fees billed to the Company for fiscal 2005 and fiscal 2004 by Deloitte:

	Fiscal 2005	Fiscal 2004

Audit Fees	$4,025,000	$1,578,000
Audit-Related Fees	138,000	28,000
Tax Fees	96,000	95,000
All Other Fees	—	—

Total	$4,259,000	$1,701,000
      Audit Fees for fiscal 2005 consist of fees paid to Deloitte for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q; (ii) the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; (iii) the attestation of management’s report on the effectiveness of internal control over financial reporting; and (iv) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees for fiscal 2004 consisted of items (i) and (iv) only.
      Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.
      Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.
      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte and has concluded that it is.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
      The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy is available at www.starbucks.com/aboutus/corporate governance.asp. The policy provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific services that are eligible for general pre-approval, and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.
      Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to the Company’s controller. The controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The independent registered public accounting firm and management must report to the Audit Committee on a timely basis regarding the services provided by the independent registered public accounting firm in accordance with general pre-approval.
      None of the services related to the Audit-Related Fees or Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.
      The Audit Committee requests that shareholders ratify its selection of Deloitte to serve as the Company’s independent registered public accounting firm for fiscal 2006. Deloitte audited the consolidated financial statements of the Company and management’s report on internal control over financial reporting for fiscal 2005. Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by shareholders.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2006.
PROPOSAL 3 — MANAGEMENT PROPOSAL TO AMEND THE ARTICLES OF
INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
General Information
      The Board of Directors, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation by the Nominating Committee after the Nominating Committee consulted management and outside advisors, has adopted and now recommends shareholder approval of a proposal to amend Article 5, Section 5.2 of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), to eliminate the classification of the Board of Directors. The article currently provides that the Board of Directors shall be divided into three classes, with the directors in each class standing for election at every third annual meeting of shareholders. The Board of Directors has determined that this provision should be amended to provide instead for the annual election of all directors. The Board has unanimously adopted a resolution approving a declassification amendment to the Articles, which will provide for the annual election of all directors, and is recommending that the Company’s shareholders approve that amendment.
      If the proposed amendment is approved, all directors would be elected to one-year terms commencing with the 2007 Annual Meeting. In order to facilitate the transition from classified three-year terms to non-classified one-year terms, each director whose term would not otherwise expire at the 2007 Annual Meeting has agreed to tender his or her resignation effective immediately prior to the 2007 Annual Meeting. The Board has set the current number of directors at 12, which the Proposal would not change. The Board will, however, retain the authority to change that number and to appoint directors to fill any Board vacancies, including any that result from an increase in the size of the Board.
Background of Proposal
      Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board and enhance the independence of non-employee directors. On the other hand, an increasing number of investors has come to believe that classified boards reduce accountability of directors because they limit the ability of shareholders to evaluate and elect all directors on an annual basis.
      The Nominating Committee, as well as the full Board, are committed to good corporate governance. Accordingly, the Board has on several occasions considered the advantages and disadvantages of maintaining a classified Board, and in the past has concluded that it was in the best interests of the Company and its shareholders to maintain a classified Board. This year, the Board requested that the Nominating Committee again consider the various positions for and against a classified Board, particularly in light of evolving corporate governance practices and investor sentiment. The Board believes that the election of directors is a primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board recognizes that annual elections are in line with emerging practices in the area of corporate governance, as it provides shareholders the opportunity to register their views on the performance of the entire Board each year. The Nominating Committee consulted management and the Company’s outside advisors when it considered the various positions for and against a classified Board. Based upon the analysis and recommendation of the Nominating Committee, the Board has determined that adopting a resolution approving an amendment to the Articles, which will provide for the annual election of all directors, is in the best interests of the Company and its shareholders at this time.
Amendment to Articles of Incorporation
      If the amendment to Article 5, Section 5.2 of the Articles is adopted pursuant to this Proposal, that section would read as follows:

“5.2 Terms of Directors. Beginning with the corporation’s annual meeting of shareholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors.”
      Appendix A shows the changes to the relevant portions of Article 5, Section 5.2 of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become effective upon the filing of a Certificate of Amendment to the Articles with the Secretary of State of the State of Washington. The Company would make such a filing promptly after approval of the Proposal at the Annual Meeting. At that time, conforming amendments to the Company’s Bylaws would also become effective.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MANAGEMENT PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.
OTHER BUSINESS
      The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.
PROPOSALS OF SHAREHOLDERS
      Shareholder proposals intended for inclusion in the Company’s fiscal 2006 proxy statement and acted upon at the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) must be received by the Company at its executive offices at 2401 Utah Avenue South, Mail Stop S-LA1, Seattle, Washington 98134, Attention: Corporate Secretary, on or prior to August 18, 2006.

      Shareholder proposals submitted for consideration at the 2007 Annual Meeting but not submitted for inclusion in the Company’s fiscal 2006 proxy statement, including shareholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices on or prior to August 18, 2006 in order to be considered timely under SEC rules and the Company’s Amended and Restated Bylaws. However, if the date of the 2007 Annual Meeting is a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first to occur of (i) the day on which notice of the 2007 Annual Meeting is mailed or (ii) public disclosure of the date of the 2007 Annual Meeting is made, including disclosure in a Quarterly Report on Form 10-Q filed with the SEC. Under applicable rules of the SEC, the Company’s management may vote proxies in their discretion regarding these proposals if (1) the Company does not receive notice of the proposal on or prior to August 18, 2006, or (2) the Company receives written notice of the proposal on or prior to August 18, 2006, describes the proposal in the Company’s proxy statement relating to the 2007 Annual Meeting and states how the management proxies intend to vote with respect to such proposal.
SHAREHOLDERS SHARING THE SAME ADDRESS
      The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to shareholders for fiscal 2005 (the “2005 Annual Report”) and this proxy statement to multiple shareholders who share the same address (if they appear to be members of the same family) unless the Company has received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure reduces the Company’s printing costs, mailing costs and fees, and also supports Starbucks environmental goals set forth in our annual report on Corporate Social Responsibility.
      The 2005 Annual Report and this proxy statement are available at the Company’s web site at www.starbucks.com/aboutus/investor.asp. The Company will deliver promptly upon written or oral request a separate copy of the 2005 Annual Report and this proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2005 Annual Report or this proxy statement, shareholders should contact the Company at:
Investor Relations
Starbucks Corporation
2401 Utah Avenue South, Mail Stop: FP1
Seattle, Washington 98134-1435
(206) 447-1575 x87118
investorrelations@starbucks.com
www.starbucks.com/aboutus/investor.asp
      If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s annual reports or proxy statements for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of the Company’s annual report or proxy statement in the future, please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
      A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
      The 2005 Annual Report including the Company’s fiscal 2005 Form 10-K (the “2005 10-K”) (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this proxy statement. The 2005 Form 10-K and the exhibits filed with it are available at the Company’s web site at www.starbucks.com/aboutus/investor.asp. Upon request by any shareholder to Investor Relations at the address listed above, a copy of any or all exhibits to the 2005 10-K will be furnished for a fee which will not exceed the Company’s reasonable expenses in furnishing the exhibits.

By Order of the Board of Directors,

Paula E. Boggs
secretary
Seattle, Washington
December 16, 2005

Appendix A
PROPOSED AMENDMENTS TO ARTICLE 5, SECTION 5.2 OF THE COMPANY’S
AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED
      5.2      Terms of Directors. ~~Beginning with the Board of Directors elected at the first Annual Meeting of Shareholders held after all series of Preferred Stock outstanding as of May 20, 1992 are converted to Common Stock, the terms of office of all directors shall be staggered by dividing the total number of directors into three groups that are as equal in number as possible. The terms of directors in the first group will expire at the first annual shareholders’ meeting after their election, the terms of the second group will expire at the second annula shareholders’ meeting after their election, and the terms of the third group will expire at the third annual shareholders’ meeting after their election. At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to succeed those directors whose terms expire.~~ Beginning with the corporation’s annual meeting of shareholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors.

A-1

Ticketing and Transportation Information for the Starbucks Corporation
Annual Meeting of Shareholders
at
Marion Oliver McCaw Hall
Mercer Street, between Third and Fourth Avenues, Seattle, Washington at
10 a.m. (Pacific Time)
on
Wednesday, February 8, 2006
Reminder: Each proxy statement contains two admission tickets for the Annual Meeting of Shareholders. Each attendee must present an admission ticket enclosed with this proxy statement. Doors will open at 8 a.m.
As always, we anticipate a large number of attendees at our Annual Meeting. We have taken several steps to accommodate as many people as possible, including providing additional seating in the main hall and overflow seating in the Exhibition Hall next door to view a live video feed.
Driving directions to the Mercer Street Garage (directly across the street from McCaw Hall): Driving North or South on Interstate 5 (I-5): Take Exit 167, the Mercer Street/ Seattle Center exit. Following the signs to Seattle Center, turn right onto Fairview Avenue; turn left onto Valley, stay in the center or left lanes; Valley becomes Broad Street; turn right on Fifth Avenue North; turn left on Roy Street; turn left on Third Avenue North and left into parking garage.
Parking Information: There is plentiful parking in the area surrounding McCaw Hall, which is directly across the street from the Mercer Street Garage. Please see the map below for a variety of parking options:
For additional transportation information, please
visit www.seattlecenter.com/transportation or
King County Metro Online at http://transit.metrokc.gov

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
STARBUCKS CORPORATION
This Proxy Is Solicited On Behalf Of The Board Of Directors
     The undersigned hereby appoints James L. Donald and Paula E. Boggs (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Starbucks Corporation (the “Company”) to be held at Marion Oliver McCaw Hall on Wednesday, February 8, 2006, at 10 a.m. (Pacific Time) and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment thereof.
(Continued and to be marked, dated and signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

▲ FOLD AND DETACH HERE ▲
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Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD
		all nominees listed	AUTHORITY
		(except as withheld)	to vote for nominees listed
1.	ELECTION OF DIRECTORS:	☐	☐
Class 1 Directors:
01 Howard P. Behar
02 James G. Shennan, Jr.
03 Myron E. Ullman, III
04 Craig E. Weatherup

Class 2 Directors:
05 James L. Donald
06 Javier G. Teruel

WITHHOLD AUTHORITY to vote for the following Directors:

		FOR	AGAINST	ABSTAIN
2.	Company proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2006.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Company proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors and establish annual elections, whereby all directors would stand for re-election annually, rather than serve staggered three-year terms as is the current practice.	☐	☐	☐

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

IMPORTANT — PLEASE SIGN AND RETURN PROMPTLY.

Signature	Signature, if held jointly	Dated:	, 2006

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

▲ Detach here from proxy voting card ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Internet or telephone vote authorizes the named proxies to vote in the same manner as if marked, signed and returned on the proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/sbux		1-866-540-5760		Mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

Use the Internet to vote the proxy. Have the proxy card in hand when accessing the web site.	OR	Use any touch-tone telephone to vote the proxy. Have the proxy card in hand when calling.	OR

If you vote by Internet or by telephone,
you do NOT need to mail back the proxy card.
You can view the Annual Report and Proxy Statement on the internet at:
http://www.starbucks.com/aboutus/investor.asp